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                                  EXHIBIT 11.1

                    CALCULATION OF NET LOSS PER COMMON SHARE

                                                                         THREE MONTHS ENDED SEPTEMBER 30,
                                                                         --------------------------------
                                                                            1998                 1997
                                                                            ----                 ----


           Net loss attributable to common shareholders............     $(2,495,375)           $(590,225)
                                                                        ============           ==========

           Weighted average shares outstanding.....................       9,021,909            7,218,177
                                                                          =========            =========

           Basic and diluted net loss per common share.............         $(0.28)              $(0.08)
                                                                            =======              =======


                                                                         NINE MONTHS ENDED SEPTEMBER 30,
                                                                         -------------------------------
                                                                            1998                 1997
                                                                            ----                 ----
           Net loss attributable to common shareholders............     $(8,889,418)         $(1,091,157)
                                                                        ============         ============

           Weighted average shares outstanding.....................       8,005,616            7,183,913
                                                                          =========            =========

           Basic and diluted net loss per common share.............         $(1.11)              $(0.15)
                                                                            =======              =======

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               CALCULATION OF WEIGHTED AVERAGE SHARES OUTSTANDING

                                                                                 THREE MONTH        NINE MONTH
                                                                                    PERIOD            PERIOD
                                                                    ACTUAL         WEIGHTED          WEIGHTED
                                                   ISSUE DATE       SHARES          AVERAGE           AVERAGE
                                                   ----------       ------          -------           -------


   Common shares, December 31, 1996                                  6,841,177        6,841,177         6,841,177
   Issuance of over-allotment shares                 1/25/97           375,000          375,000           342,033
   Exercise of stock option                          6/27/97             2,000            2,000               703
                                                                  ------------     ------------     -------------
   Common shares, September 30, 1997                                 7,218,177        7,218,177         7,183,913
                                                                  ============     ============     =============

   Common shares, December 31, 1997                                  7,225,462        7,225,462         7,225,462
   Exercise of stock option                         01/09/98            31,655           31,655            30,727
   Exercise of stock option                         01/13/98             3,876            3,876             3,706
   Restricted stock award                           03/06/98            50,000           50,000            38,278
   Exercise of stock option                         04/09/98            35,966           35,966            23,055
   Exercise of stock option                         05/13/98             1,938            1,938             1,001
   Sale of shares for cash                          06/10/98         1,462,044        1,462,044           605,168
   Exercise of stock option                         06/11/98            96,506           96,506            39,592
   Exercise of stock option                         06/12/98             6,462            6,462             2,627
   Issuance of shares                               08/21/98           240,000          108,000            36,000
                                                                    ----------       ----------       -----------
   Common shares, September 30, 1998                                 9,153,909        9,021,909         8,005,616
                                                                    ==========       ==========       ===========
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